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                                                                      Exhibit 11

                        Morgan Stanley Dean Witter & Co.
                       Computation of Earnings Per Share
                        (In millions, except share data)

                                                        Three Months Ended                      Six Months Ended
                                                -------------------------------------   --------------------------------
                                                     May 31               May 31            May 31            May 31
                                                      1999                 1998              1999              1998
                                                ----------------    -----------------   ----------------   --------------
Basic:

Weighted-average shares outstanding                 554,146,582          581,326,618        553,788,197      583,502,306
                                                ================    =================   ================   ==============

Earnings:
     Income before cumulative effect
     of accounting change                                $1,151                 $852             $2,188           $1,543
     Cumulative effect of accounting
     change                                                   -                    -                  -             (117)
     Less:   Preferred stock dividend
             requirements                                   (10)                 (14)               (21)             (29)
                                                ----------------    -----------------   ----------------   --------------

     Earnings applicable to common shares                $1,141                 $838             $2,167           $1,397
                                                ================    =================   ================   ==============

Basic EPS before cumulative effect
of accounting change                                      $2.06                $1.44              $3.91            $2.59
Cumulative effect of accounting
change                                                     -                    -                  -               (0.20)

                                                ================    =================   ================   ==============
Basic earnings per share                                  $2.06                $1.44              $3.91            $2.39
                                                ================    =================   ================   ==============

Diluted:


Weighted-average shares outstanding                 554,146,582          581,326,618        553,788,197      583,502,306
Average common shares issuable
     under employee benefit plans                    20,795,026           19,341,537         19,964,374       18,689,467
Average common shares issuable upon
     conversion of ESOP preferred stock              11,714,077           11,957,199         11,755,614       11,987,642
                                                ----------------    -----------------   ----------------   --------------

        Total weighted-average diluted shares       586,655,685          612,625,354        585,508,185      614,179,415
                                                ================    =================   ================   ==============

Earnings:
     Income before cumulative effect
     of accounting change                                $1,151                 $852             $2,188           $1,543
     Cumulative effect of accounting
     change                                                   -                    -                  -            $(117)
     Less:   Preferred stock dividend
             requirements                                    (9)                 (13)               (18)             (26)
                                                ----------------    -----------------   ----------------   --------------

     Earnings applicable to common shares                $1,142                 $839             $2,170           $1,400
                                                ================    =================   ================   ==============

     Diluted EPS before cumulative effect
     of accounting change                                 $1.95                $1.37              $3.71            $2.47
     Cumulative effect of accounting                       -                    -                  -               (0.19)
     change
                                                ================    =================   ================   ==============

Diluted earnings per share                                $1.95                $1.37              $3.71            $2.28
                                                ================    =================   ================   ==============
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